PROMISSORY NOTE AND SECURITY AGREEMENT

FOR VALUE RECEIVED, the undersigned, Kunekt Corporation (the "Debtor") promises to pay to the order of Mark Bruk or his assigns (the "Secured Party"), at such place as Secured Party may designate in writing, in lawful money of the United States of America and in immediately available funds, up to the full principal amount of $450,000 with interest at the rate of the Fed (U.S.) Prime Rate as set forth by the Wall Street Journal on its Web site at http://www.wsjprimerate.us/.

Principal and interest due hereunder shall be payable on demand. The unpaid principal balance of this note at any time shall be the total amount loaned hereunder by the Secured Party less the amount of prepayments of principal made hereon by or for the account of Debtor. Debtor shall have the right to prepay this note, in whole or in part, at any time without penalty.

The entire unpaid principal balance of this note shall immediately become due and payable, at the option of Secured Party with thirty days written notice to Debtor.

In the event Debtor fails to pay the unpaid principal balance of this note and interest due hereunder within thirty days after receipt of written notice by Secured Party ("Event of Default"), Secured Party may proceed to protect and enforce its rights by suit in equity and/or by action at law or by other appropriate proceedings. No delay on the part of Secured Party in the exercise of any power or right under this note, or under any other instrument executed pursuant thereto shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right preclude further exercise thereof. Notwithstanding anything to the contrary contained herein, if an Event of Default shall occur, all payments thereafter made hereunder shall be applied, at the option of Secured Party, first to costs of collection, and then to principal.

It is hereby specially agreed that if this note is placed into the hands of an attorney for collection, or if proved, established, or collected in any court, Debtor agrees to pay to Secured Party an amount equal to all expenses incurred in enforcing or collecting this note, including court costs and reasonable attorneys’ fees.

Except for the notice expressly provided herein, Debtor hereby waive presentment for payment, notice of nonpayment, demand, notice of demand, protest, notice of protest, diligence in collection, grace and without further notice hereby consents to renewals, extensions, or partial payments either before or after maturity.

All agreements between Debtor and Secured Party, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Secured Party hereof for the use, forbearance, or detention of the money advanced to Debtor, or for the performance or payment on any covenant or obligation contained herein, exceed the maximum amount permissible under applicable federal or state law.

This note shall be governed by and construed in accordance with the laws of the State of Nevada and the United States of America. In the event any one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected thereby.

Grant of Security Interest

As a condition for Secured Party to agree to lend Debtor the funds contemplated herein, Debtor grant to Secured Party, a security interest in its property, tangible and intangible, including but not limited to: all accounts, now existing or subsequently arising; all contract rights of Debtor, now existing or subsequently arising; all accounts receivable, now existing or subsequently arising; all chattel paper, documents, and instruments related to accounts; all intellectual property, inventory, furniture, fixtures, equipment, and supplies now owned or subsequently acquired; and the proceeds, products, and accessions of and to any and all of the foregoing (the "Collateral").

This security interest is granted to secure the debt evidenced by this note and agreement and all costs and expenses incurred by Secured Party in the collection of the debt.

Secured Party, in its discretion, may file one or more financing statements under the Nevada Uniform Commercial Code, naming Debtor as a debtor and Secured Party as secured party and indicating the Collateral specified in this Promissory Note and Security Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

BRUK /s/ MARK BRUK Signed: Name: Mark Bruk Date: September 24, 2009	KUNEKT /s/ MARK BRUK Signed: Name: Mark Bruk Title: President Date: September 24, 2009